UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported)

                              January 18, 2000
                              ----------------


                             FFY FINANCIAL CORP.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



   Delaware                      0-21638                     34-1735753
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(State or other          (Commission File Number)          (IRS Employer
jurisdiction of                                            Identification
incorporation)                                                Number)



724 Boardman-Poland Road, Youngstown, Ohio                     44512
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 (Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:      330-726-3396
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                                     N/A
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        (Former name or former address, if changed since last report)



Item 5.  Other Events
---------------------

      On January 18, 2000, the Registrant issued the attached press release.
         ----------------

Item 7.  Financial Statements and Exhibits
------------------------------------------

      (a)   Exhibits

            1.  Press release, dated January 18, 2000.
                                     ----------------




                                 SIGNATURES
                                 ----------


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       FFY FINANCIAL CORP.

Date: January 19, 2000                 By: /s/ Jeffrey L. Francis
      ----------------                     -----------------------
                                               Jeffrey L. Francis,
                                               President and CEO



For Immediate Release                  For Further Information:
Tuesday, January 18, 2000              Jeff Francis, President and CEO
                                       Terri Liutkus, Treasurer and CFO
                                       330/726-3396 - phone
                                       330/758-1356 - fax

    FFY Financial Corp. Reports 2nd Quarter Net Income, Regular Dividend
                        and Share Repurchase Program

Youngstown, Ohio, January 18, 2000 - FFY Financial Corp. (NASDAQ: FFYF) announced net income for its second fiscal quarter ended December 31, 1999 of $2.0 million, or $.30 per diluted share. Net income for the current quarter compared to net income for the same prior year quarter of $2.0 million, or $.27 per diluted share. Current quarter performance represents an 11% increase in earnings per diluted share over the quarter ended
December 31, 1998.   Current quarter return on equity was 12.07%, the
Company's highest ever reported and a 23% increase over the same prior year quarter.

Assets totaled $665.6 million at December 31, 1999, a decline of $10.1 million, or 1% from $675.7 million at June 30, 1999. The decline in assets was the result of cash used to fund stock repurchases and the decline in deposit balances during the six month period.

Loans receivable increased $16.8 million, or 4% during the six months ended December 31, 1999 and totaled $471.1 million, including $57,000 in loans available for sale at December 31, 1999. The securities portfolio, which totaled $163.1 million at December 31, 1999, declined $27.3 million, or 14% during the six month period as a result of maturities, sales proceeds and a decline in market value related to the current rising interest rate environment. Deposits declined $14.3 million, or 3% primarily due to a decline in certificate accounts, and totaled $443.0 million at December 31, 1999. Borrowed funds increased $10.7 million and totaled $93.5 million at December 31, 1999.

At its meeting on January 18, 2000 the Company's board of directors declared its regular quarterly dividend of 12.5 cents per share to be paid on February 10, 2000 to stockholders of record on January 31, 2000. The board of directors also approved a stock repurchase program to buyback up to $3.0 million of the Company's common stock in open market transactions over a twelve month period beginning January 25, 2000. The Company believes that the repurchase of its shares represents an attractive investment opportunity that will benefit the Company and its stockholders. The board approved this repurchase program based on current market and economic factors, alternate investment strategies and the strong capital position of the Company and its subsidiary, FFY Bank. The repurchased shares will become treasury shares available for general corporate purposes. Since completing its conversion to a publicly owned stock company on June 28, 1993, the Company has repurchased 7.1 million shares at an average price of $12.11 per share.

Except for the historical information contained herein, the matters discussed in this press release may be deemed to be forward-looking statements that involve risks and uncertainties, including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area and competition, and other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended June 30, 1999 and Form 10-Q for the quarter ended September 30, 1999. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

FFY FINANCIAL CORP. AND SUBSIDIARIES
(unaudited)

                                                            Three months ended         Six months ended
                                                               December 31,              December 31,
                                                           --------------------------------------------------
Selected Financial Ratios and Other Data:                    1999         1998         1999         1998
                                                           --------------------------------------------------
Performance Ratios:
  Return on average assets (1)                               1.18% (7)    1.22% (7)    1.14% (7)    1.19% (7)
  Return on average equity (2)                              12.07% (7)    9.82% (7)   11.46% (7)    9.46% (7)
  Interest rate spread information:
    Average during period (3)                                3.01% (7)    3.01% (7)    3.04% (7)    3.00% (7)
    End of period (3)                                        2.95%        2.93%        2.95%        2.93%
  Net interest margin (3) (4)                                3.49% (7)    3.60% (7)    3.51% (7)    3.59% (7)
  Operating expense to average assets                        1.87% (7)    1.88% (7)    1.92% (7)    1.90% (7)
  Efficiency ratio (5)                                      51.74%       49.52%       53.29%       50.75%
  Dividend payout ratio (6)                                 41.67%       41.67%       43.86%       43.27%

Quality Ratios (end of period):
  Non-performing assets to total assets                      0.42%        0.54%        0.42%        0.54%
  Allowance for loan losses to non-performing assets        96.05%       74.09%       96.05%       74.09%
  Allowance for loan losses to gross loans outstanding       0.56%        0.56%        0.56%        0.56%

Capital Ratios:
  Equity to total assets at end of period                    9.74%       12.25%        9.74%       12.25%
  Average equity to average assets                           9.75%       12.41%        9.91%       12.59%
  Book value per share                                     $ 9.44       $10.64       $ 9.44       $10.64
  Tangible book value per share                            $ 9.41       $10.63       $ 9.41       $10.63
  Change in book value and tangible book value
   per share due to SFAS No. 115                          ($ 0.87)      $ 0.15      ($ 0.87)      $ 0.15
  Ratio of average interest-earning assets to
   average interest-bearing liabilities                      1.10 x       1.15 x       1.10 x       1.14 x

<F1>- Ratio of net income to average total assets.
<F2>- Ratio of net income to average equity.
<F3>- Ratio is presented on a fully taxable equivalent basis using the company's federal statutory tax rate of 34%.
<F4>- Net interest income divided by average interest earning assets -
      calculated without consideration of the unrealized gain on securities available for sale.
<F5>- Ratio is calculated without consideration to goodwill amortization and gain on sale of securities.
<F6>- Cash dividends declared per share divided by diluted earnings per share.
<F7>- Annualized.

FFY FINANCIAL CORP. AND SUBSIDIARIES
(unaudited)

Selected Consolidated Financial Condition Data:    December 31,    June 30,       %
($ in thousands)                                       1999          1999       Change
                                                   -----------------------------------
Total assets                                         $665,627      $675,691       -1%
Loans receivable, net                                 471,047       453,839        4%
Loans available for sale                                   57           442        NM
Allowance for loan losses                               2,674         2,645        1%
Non-performing assets                                   2,784         2,356       18%
Securities available for sale                         163,057       190,326      -14%
Deposits                                              442,997       457,343       -3%
Short-term repurchase agreements(1)                     6,615         6,618        0%
Long-term repurchase agreements(1)                     51,300        51,300        0%
Short-term borrowed funds                              43,540        22,800       91%
Long-term borrowed funds                               50,000        60,000      -17%
Stockholders' equity                                   64,828        70,117       -8%


                                                                   Three months ended                   Six months ended
                                                                      December 31,                        December 31,
                                                            --------------------------------------------------------------------
Selected Consolidated Operations Data:                                                  %                                   %
($ in thousands except per share amounts)                     1999        1998        Change     1999         1998        Change
                                                            --------------------------------------------------------------------
Total interest income                                       $12,279      $12,384       -1%      $24,684      $24,545        1%
Total interest expense                                        6,835        6,742        1%       13,648       13,453        1%
                                                            --------------------                --------------------

      Net interest income                                     5,444        5,642       -4%       11,036       11,092       -1%
Provision for loan losses                                       105          124      -15%          206          250      -18%
                                                            --------------------                --------------------
      Net interest income after
       provision for loan losses                              5,339        5,518       -3%       10,830       10,842        0%
Service charges                                                 288          218       32%          544          417       30%
Gain (loss) on sale of securities                                28           (7)       NM           29           58      -50%
Gain on sale of loans                                            59          277      -79%          118          389      -70%
Other non-interest income                                       173          194      -11%          324          437      -26%
Total non-interest expense                                   (3,099)      (3,138)      -1%       (6,434)      (6,265)       3%
                                                            --------------------                --------------------

      Income before income taxes and
       minority interest                                      2,788        3,062       -9%        5,411        5,878       -8%

Income tax expense                                              836        1,029      -19%        1,617        1,960      -18%
Minority interest in loss of consolidated subsidiaries           (2)           0        NM           (3)           0        NM
                                                            --------------------                --------------------

Net income                                                  $ 1,954      $ 2,033       -4%      $ 3,797      $ 3,918       -3%
                                                            ====================                ====================

Basic earnings per share                                    $  0.31      $  0.28       11%      $  0.59      $  0.54        9%
                                                            ====================                ====================

Diluted earnings per share                                  $  0.30      $  0.27       11%      $  0.57      $  0.52       10%
                                                            ====================                ====================

Cash dividends declared per share                           $ 0.125      $0.1125       11%      $  0.25      $ 0.225       11%
                                                            ====================                ====================

<F1> - Securities sold under agreements to repurchase.
<FNM>- Not a meaningful measure of performance.